UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 20, 2009

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(Exact name of Registrant as specified in its charter)

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Commission File Number 1-6227

Iowa (State of Incorporation)	20-4195009 (I.R.S. Employer Identification No.)

2108 140th Avenue, P.O. Box 21

Algona, IA 50511

(Address of Principal Executive Offices)

(515) 395-8888

Registrant’s telephone number, including area code

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 20, 2009, East Fork Biodiesel, LLC (“East Fork”) was granted a payment deferral until May 20, 2009 of its $912,500 quarterly principal payment due February 20, 2009 to its lender, Farm Credit Services of America, FLCA (“Farm Credit”).

The deferral and other agreements are contained in Amendment No. 1 to Restated Term Loan Agreement dated February 20, 2009 (“Term Loan Amendment”), Restated Term Loan Agreement between the East Fork and Farm Credit dated June 17, 2008 (“Restated Term Loan Agreement”), Amendment No. 1 dated February 20, 2009 (“Settlement Agreement Amendment”) and Agreement between East Fork and Farm Credit dated June 17, 2008 (“Settlement Agreement”). The Restated Term Loan Agreement and Settlement Agreement are collectively referred to as the “Agreements” and the Term Loan Amendment and Settlement Agreement Amendment are collectively referred to as the “Amendments.”

Under the Agreements, East Fork’s principal payments in the individual amounts of $912,500 due May 20, 2008, August 20, 2008 and November 20, 2008 were deferred with quarterly principal payments of $912,500 resuming and being due on February 20, 2009, and due quarterly thereafter. The due date for the final payment was August 20, 2015. Under the Amendments, the $912,500 quarterly principal payment due February 20, 2009 was deferred until May 20, 2009, at which time $1,825,000 will be due, with quarterly principal payments of $912,500 resuming and being due on August 20, 2009, and due quarterly thereafter through May 20, 2015, with any remaining unpaid principal due on August 20, 2015. As of February 20, 2009, $24,210,000 was outstanding under the Restated Term Loan Agreement. Monthly interest payments continue to be due and are current. Due to East Fork’s continued inability to secure the working capital required to conduct normal operations at its plant, the plant continues to be idled.

The Amendments further provide that on date of their signing East Fork must remit the $460,000 drawn against the Restated Term Loan Agreement on February 13, 2009, to Farm Credit’s agent, CoBank, ACB, to be held by the agent in an interest bearing account for East Fork’s benefit to be applied on a monthly basis, commencing February 2009 to the monthly interest and other fees due Farm Credit for all funds drawn by East Fork under the Restated Term Loan Agreement, as amended.

Also, the Amendments require Farm Credit’s agent to hold an existing reserve of $290,000 to be used exclusively for the final payments of construction costs and retainage owing to REG Construction & Technology Group, LLC for the design, engineering and construction of East Fork’s biodiesel plant. Any remaining funds will be used for monthly interest and other fees due Farm Credit.

The Settlement Agreement Amendment restricts East Fork’s ability to incur cash expenses in excess of $400,000 in any month commencing February 2009, without first obtaining Farm Credit’s approval which may not be unreasonably withheld. Also, commencing February 2009, East Fork may not make expenditures for fixed assets nor make any distributions to its members, until further agreement of the parties. The Settlement Agreement Amendment further requires East Fork to provide Farm Credit’s agent with additional documentation, budget reconciliations and certain information regarding any request by East Fork for pretreatment financing and additional restructuring of the Restated Term Loan Agreement.

The foregoing descriptions of the Amendments do not purport to be complete and are qualified in their entirety by reference to such agreements, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits
	10.1	Amendment No. 1 to Restated Term Loan Agreement between East Fork Biodiesel, LLC and Farm Credit Services of America, FLCA dated February 20, 2009
	10.2	Amendment No. 1 to Agreement between East Fork Biodiesel, LLC and Farm Credit Services of America, FLCA dated February 20, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EAST FORK BIODIESEL, LLC

Date: February 26, 2009	By:
Chris Daniel
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Amendment No. 1 to Restated Term Loan Agreement between East Fork Biodiesel, LLC and Farm Credit Services of America, FLCA dated February 20, 2009
10.2	Amendment No. 1 to Agreement between East Fork Biodiesel, LLC and Farm Credit Services of America, FLCA dated February 20, 2009